UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 17, 2003

                               GORAN CAPITAL INC.
             (Exact name of registrant as specified in its charter)


Canada                       000-24366             Not  Applicable
(State  or  other            (Commission           (IRS  Employer
jurisdiction  of             File  Number)         Identification  No.)
incorporation)



                4720 Kingsway Drive, Indianapolis, Indiana 46205
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (317) 259-6400

                                  Not Applicable
          (Former name or former address, if changed since last report)

Item  3.       Receivership
               ------------

Symons International Group, Inc. (SIG), the 73.8% - owned subsidiary of Goran Capital Inc., announced on September 17, 2003 that Superior Insurance Company, the Florida domiciled insurance company subsidiary of SIG, consented to an Order of Rehabilitation of Superior Insurance Company. Under the August 29, 2003 order entered by the Circuit Court of the Second Judicial Circuit in and for Leon County, Florida the Florida Department of Financial Services (the
"Department") will act as Rehabilitator of the Company. The consent to rehabilitation was not based on the financial impairment or insolvency of the company. The Order provides 60 days' notice to Superior Insurance Group, Inc. of termination of the management agreement between Superior Insurance Company and Superior Insurance Group, Inc. The Department has stated its desire that
Superior Insurance Company continue to write new and renewal business while in rehabilitation. The rehabilitation should not affect the handling of claims or policy processing. Management believes the rehabilitation presents an opportunity to continue the work of the past 14 months to improve the performance of the company and to position it for a brighter future.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  September  17,  2003                  GORAN  CAPITAL  INC.

                                              By:  s/  Douglas  H.  Symons
                                                   -----------------------
                                      President  and  Chief  Executive  Officer